UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: July 5, 2006
(Date of earliest event reported: June 28, 2006)

CENTURY CASINOS, INC.
(Exact Name of Registrant as specified in its charter)

Delaware	0-22290	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1263 Lake Plaza Drive Suite A, Colorado Springs, CO	80906
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2006, a First Amendment to the Credit Agreement dated November 18, 2005 (“First Amendment”) was entered into among CC Tollgate LLC (the“Borrower”), Century Casinos, Inc. (“Century”) and Wells Fargo Bank, National Association, as Agent.

Amongst other items, the terms of the First Amendment reduces the interest rate on or after the Term Out Date (capitalized terms have the meanings ascribed to them in the First Amendment and in Section 1.01 of the Existing Credit Agreement) to the greater of (i) 6.5% per annum or (ii) the Prime Rate plus 2.0% per annum (which currently equates to 10.0%) and a service fee of 0.5% on the total outstanding balance, payable monthly. The First Amendment also reduces the prepayment fee on the Loan Agreement to 9.3% from the Term Out Date, decreasing to 2.3% in the 17th full quarter after the Term Out Date through maturity.

As consideration for the First Amendment, Century has provided a guarantee to the Lenders of all of the Borrower’s obligations related to the Existing Credit Agreement

This summary of the terms of the First Amendment is qualified in its entirety by the text of the First Amendment, a copy of which is attached to this Form 8-K as exhibit 10.174 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
10.174   First Amendment to Credit Agreement, dated as of June 28, 2006, by and between CC Tollgate LLC, Wells Fargo Bank, Marshall Bankfirst Corp. and Orix Commercial Finance LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Century Casinos, Inc.
(Registrant)

Date: July 5, 2006	By : /s/ Ray Sienko
Ray Sienko
Chief Accounting Officer